                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: 02/28/2001
DISTRIBUTION DATE: 03/20/2001


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                            Per $1,000 of Original
                                                                                                                Class A/Class B
                                                                                                              Certificate Amount
                                                                                                            ----------------------
      (i)   Principal Distribution
            ----------------------
                Class A Amount                                                           $5,360,011.14               $8.158071
                Class B Amount                                                             $252,565.98               $8.158071
     (ii)   Interest Distribution
            ---------------------
                Class A Amount                                                             $255,588.10               $0.389012
                Class B Amount                                                              $12,043.42               $0.389012
    (iii)   Monthly Servicing Fee                                                           $44,236.61               $0.064299
            ---------------------                                                     -----------------
                Monthly Supplemental Servicing Fee                                               $0.00               $0.000000
                Class A Percentage of the Servicing Fee                                     $42,245.96               $0.064299
                Class A Percentage of the Supplemental Servicing Fee                             $0.00               $0.000000
                Class B Percentage of the Servicing Fee                                      $1,990.65               $0.064299
                Class B Percentage of the Supplemental Servicing Fee                             $0.00

     (iv)   Class A Principal Balance (end of Collection Period)                        $45,335,149.26
            Class A Pool Factor (end of Collection Period)                                    6.900123%
            Class B Principal Balance (end of Collection Period)                         $2,136,211.29
            Class B Pool Factor (end of Collection Period)                                    6.900123%

      (v)   Pool Balance (end of Collection Period)                                     $47,471,360.55

     (vi)   Class A Interest Carryover Shortfall                                                 $0.00
            Class A Principal Carryover Shortfall                                                $0.00
            Class B Interest Carryover Shortfall                                                 $0.00
            Class B Principal Carryover Shortfall                                                $0.00

    (vii)   Amount Otherwise Distributable to the Seller that is Distributed to
                   Either the Class A or Class B Certificateholders                              $0.00                 $0.0000


   (viii)   Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                           $6,879,784.34
                Class B Amount                                                                   $0.00

     (ix)   Aggregate Purchase Amount of Receivables repurchased by the
                                Seller or the Servicer                                           $0.00